EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Municipal Bond Funds
File Number: 811-2687
Registrant CIK Number: 0000225997


Item 72, 73, 74 and 75

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 75 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 8

SEC Identifier S000048568 (Vanguard Tax-Exempt Bond Index Fund)
Class 1 SEC Identifier C000153133
Class 2 SEC Identifier C000153131
Class 3 SEC Identifier C000153132

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $48
2. Dividends for a second class of open-end company shares                                                          $2,022
3. Dividends for a third class of open-end company shares                                                           $20,706

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.188
        2. Dividends from a second class of open-end company shares                                                 $0.396
        3. Dividends from a third class of open-end company shares                                                  $0.975

Item 74

U)      1. Number of shares outstanding                                                                             348
        2. Number of shares outstanding for a second class of shares of open-end company shares                     6,487
        3. Number of shares outstanding for a third class of shares of open-end company shares                      36,501

V)      1. Net asset value per share (to the nearest cent)                                                          10.32
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             20.63
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              51.65


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